SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
        INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                            INTER-TEL, INCORPORATED
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

     [ ]  Fee paid previously with preliminary materials:

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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:
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          2)   Form, Schedule or Registration Statement No.:
                                                            --------------------
          3)   Filing Party:
                            ----------------------------------------------------
          4)   Date Filed:
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
                             INTER-TEL, INCORPORATED
                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 1999

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Inter-Tel, Incorporated (the "Company"), an Arizona corporation, will be held on April 26, 1999, at 10:00 a.m., local time, at the Company's offices located at 7300 W. Boston Street, Chandler, Arizona 85226 for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Each of these items will be discussed at the Annual Meeting with adequate time allotted for shareholder questions.

         Only shareholders of record at the close of business on March 12, 1999 are entitled to notice of and to vote at the meeting. A copy of the Company's 1998 Annual Report to Shareholders, which includes certified financial statements, was mailed with this Notice and Proxy Statement on or about March 26, 1999, to all shareholders of record on the record date.

         All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy.

                                   Sincerely,

                                   KURT R. KNEIP,
                                   Secretary

Phoenix, Arizona
March 26, 1999

                             INTER-TEL, INCORPORATED
                        120 NORTH 44TH STREET, SUITE 200
                           PHOENIX, ARIZONA 85034-1822

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                                 PROXY STATEMENT
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                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         This Proxy Statement is furnished by Inter-Tel, Incorporated ("Inter-Tel" or the "Company"), for use at the Annual Meeting of Shareholders to be held April 26, 1999 at 10:00 a.m., local time or at any postponement or continuation of the meeting, if applicable, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's offices located at 7300 W. Boston Street, Chandler, Arizona 85226.

         These proxy solicitation materials were mailed on or about March 26, 1999 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARE OWNERSHIP

         Only shareholders of record at the close of business on March 12, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 26,157,657 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

         The enclosed proxy is solicited by the Board of Directors of the Company. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING AND SOLICITATION

         Every shareholder voting at the Annual Meeting for the election of directors may either (i) cumulate such shareholder's votes and give one nominee for director a number of votes equal to (a) the number of directors to be elected, multiplied by (b) the number of shares of the Company's Common Stock held by such shareholder; or (ii) distribute such shareholder's votes on the same principle among as many nominees for director as the shareholder thinks fit, provided that votes cannot be cast for more than five nominees. However, no shareholder will be entitled to cumulate votes for any nominee unless such nominee's name has been placed in nomination prior to the voting and such shareholder, or another shareholder, has given notice at the Annual Meeting prior to the voting for directors of the intention of such shareholder to cumulate such shareholder's votes. On all other matters, one vote may be cast for each share held of the Company's Common Stock.

         A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. All matters to be considered and acted upon by the shareholders at the Annual Meeting must be approved by a majority of the shares represented at the Annual Meeting and entitled to vote. Consequently, abstentions will have the same legal effect as votes against a proposal. In contrast, broker "non-votes" resulting from a broker's inability to vote a client's shares on non-discretionary matters will have no effect on the approval of such matters.

         If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto.

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, personally or by telephone or telecopier, without additional compensation.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Proposals of security holders of the Company that are intended to be presented by such shareholders at the annual meeting of the Company for the fiscal year ending December 31, 1999 must be received by the Company no later than November 23, 1999, in order to be included in the proxy statement and form of proxy relating to such meeting.

INDEPENDENT AUDITORS

         The independent auditors of the Company for the fiscal year ended December 31, 1998 were Ernst & Young LLP. A representative of Ernst & Young LLP will attend the annual meeting for the purpose of responding to appropriate questions.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)
NOMINEES

         Five directors are to be elected at the meeting. Each nominee named below is currently a director of the Company. In the event that any nominee of the Company becomes unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them cumulatively, in their discretion, in such a manner as to ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders in their discretion. The term of office of each person elected as a director will continue until the next annual meeting and until his successor has been elected and qualified.

         The names of the nominees and certain biographical information relating to the nominees are set forth below.
                                                                     Director
Name of Nominees           Age        Position(s)                     Since
----------------           ---        -----------                     -----
Steven G. Mihaylo          55         Chairman, Chief Executive        1969
                                      Officer and President

J. Robert Anderson         62         Director                         1997

Gary D. Edens              57         Director                         1994

Maurice H. Esperseth       73         Director                         1986

C. Roland Haden            58         Director                         1983

         Mr. Mihaylo, the founder of the Company, has served as Chairman of the Board of Directors of the Company since September 1983, as Chief Executive Officer of the Company since its formation in July 1969, and President since May 1998. Mr. Mihaylo served as President of the Company from 1969 to 1983 and from 1984 to December 1994, and as Chairman of the Board of Directors from July 1969 to October 1982. Mr. Mihaylo also is a director of MicroAge, Inc. and Microtest, Inc.

         Mr. Anderson has been a director of the Company since February 1997. Mr. Anderson held various positions at Ford Motor Company from 1963 to 1983, serving from 1978 to 1983 as President of the Ford Motor Land Development Corporation. He served as Senior Vice President, Chief Financial Officer and a member of the Board of Directors of The Firestone Tire and Rubber Company from 1983 to 1989, and as Vice Chairman of Bridgestone/Firestone, Inc. from 1989 through 1991. He most recently served as Vice Chairman, Chief Financial Officer and a member of the Board of Directors of the Grumman Corporation from 1991 to 1994. Mr. Anderson is currently semi-retired, and he is an active leader in various business, civic and philanthropic organizations.

         Mr. Edens has been a director of the Company since October 1994. He was a broadcasting media executive from 1970 to 1994, serving as Chairman and Chief Executive Officer of Edens Broadcasting, Inc. from 1984 to 1994, when that corporation's nine radio stations were sold. He is currently President of The Hanover Companies, Inc., an investment firm. He is an active leader in various business, civic and philanthropic organizations.

         Mr. Esperseth has been a director of the Company since October 1986. Mr. Esperseth joined the Company in January 1983 as Senior Vice President-Research and Development, after a 32-year career with GTE, and served as Executive Vice President of Inter-Tel from 1986 to 1988. Mr. Esperseth retired as an officer of the Company on December 31, 1989.

         Dr. Haden has been a director of the Company since 1983. Dr. Haden has been Vice Chancellor and Dean of Engineering of Texas A&M University since 1993. Previously, he served as Vice Chancellor of Louisiana State University from 1991 to 1993, Dean of the College of Engineering and Applied Sciences at Arizona State University from 1989 to 1991, Vice President for Academic Affairs at Arizona State University from 1987 to 1988, and Dean of the College of Engineering and Applied Sciences from 1978 to 1987. Dr. Haden holds a doctoral degree in Electrical Engineering from the University of Texas and has also served on the faculty of the University of Oklahoma.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH NOMINEE LISTED ABOVE.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table and footnotes thereto set forth the beneficial ownership of Common Stock of the Company as of the Record Date, by (a) each director and nominee for director of the Company who owned shares as of such date, (b) each of the Named Officers (defined below), (c) all directors and executive officers of the Company as a group and (d) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock:

                                                   SHARES OF COMMON STOCK
                                                      BENEFICIALLY OWNED
                                                 NUMBER             PERCENT
NAME (1)                                        OF SHARES           OF TOTAL
--------                                        ---------           --------
Steven G. Mihaylo                               5,408,484             20.4
 120 North 44th Street, Suite 200
 Phoenix,  Arizona  85034
J. Robert Anderson                                 15,000  (2)           *
Gary D. Edens                                      30,000  (3)           *
Maurice H. Esperseth                               33,529  (4)           *
C. Roland Haden                                    19,278  (4)           *
Norman Stout                                       45,000  (5)           *
Craig W. Rauchle                                  117,031  (6)           *
Ross E. McAlpine                                   57,466  (7)           *
Jeffrey T. Ford                                    91,359  (8)           *
Kurt R. Kneip                                      52,659  (9)           *
All directors and executive officers
 as a group (10 persons)                        5,869,806 (10)        22.1

Other Beneficial Owners:
Thomson Horstmann & Bryant, Inc.
 Park 80 West, Plaza Two
 Saddle Brook, NJ  07663                        2,051,450 (11)         7.7

 *   Less than 1%.
(1) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that all options held by such person (but not those held by any other person) that are exercisable within 60 days from that date have been exercised. All persons named in the table have sole voting and investment power with respect to all shares issuable pursuant to stock options. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes 15,000 shares issuable pursuant to stock options which were exercisable on March 1, 1999, or within 60 days of that date.
(3) Includes 25,000 shares issuable pursuant to stock options which were exercisable on March 1, 1999, or within 60 days of that date.
(4) Includes 10,000 shares issuable pursuant to stock options which were exercisable on March 1, 1999, or within 60 days of that date
(5) Includes 25,000 shares issuable pursuant to stock options which were exercisable on March 1, 1999, or within 60 days of that date. Of these shares, 20,000 shares have shared voting and investment power with Mr. Stout's spouse.
(6) Includes 107,995 shares issuable pursuant to stock options which were exercisable on March 1, 1999, or within 60 days of that date.
(7) Includes 56,000 shares issuable pursuant to stock options which were exercisable on March 1, 1999, or within 60 days of that date.
(8) Includes 62,700 shares issuable pursuant to stock options which were exercisable on March 1, 1999, or within 60 days of that date. Of these shares, 27,417 shares have shared voting and investment power with Mr. Ford's spouse.
(9) Includes 36,000 shares issuable pursuant to stock options which were exercisable on March 1, 1999, or within 60 days of that date. Of these shares, 14,000 shares have shared voting and investment power with Mr. Kneip's spouse.
(10) Includes 347,695 shares issuable pursuant to stock options held by all directors and executive officers as a group which are currently exercisable or which will become exercisable within 60 days after March 1, 1999.
(11) Based solely upon information contained in a Schedule 13G filed January 28, 1999.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of four regularly scheduled meetings during the fiscal year ended December 31, 1998. Mr. Stout resigned from the board of directors and the Audit and Compensation Committees to become the Company's Executive Vice President and Chief Administrative Officer on June 1, 1998.

         The Audit Committee of the Board of Directors consisted of directors Anderson, Esperseth, and Stout through May, 1998. Mr. Stout resigned from the board of directors and the Audit Committee on June 1, 1998. Mr. Esperseth also resigned from the Audit Committee and Mr. Haden was appointed to the Audit Committee on July 27, 1998. The Audit Committee consisted of directors Anderson and Haden at December 31, 1998. The Audit Committee met two times during the last fiscal year. This Committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal controls and financial management practices.

         The Compensation and Stock Option Committee of the Board of Directors consisted of directors Esperseth, Edens and Stout through May, 1998. Mr. Stout resigned from the board of directors and the Compensation Committee on June 1, 1998. The Compensation Committee consisted of directors Esperseth and Edens at December 31, 1998. The Compensation Committee met three times during the last fiscal year. The Compensation Committee reviews employee compensation and makes recommendations thereon to the Board of Directors and administers the Company's Stock Incentive Plans. The Compensation Committee also determines, upon review of relevant information, the employees to whom options shall be granted.

         There is no nominating committee or other committee performing similar functions.

         During the fiscal year ended December 31, 1998, each director attended all meetings of the Board of Directors and of the committee(s) on which such director served, in person or by consent.

DIRECTOR COMPENSATION

         Each director was paid a fee of $1,000 for each regularly scheduled Board of Directors meeting attended and $500 for each committee meeting attended. In addition, board members not employed by the Company received quarterly stipends of $4,000, and committee chairmen received an additional $500 per quarter. Board members received $1,000 each for attendance at special meetings of the board. All directors, except Mr. Mihaylo, are eligible to participate in the Company's 1990 Directors' Stock Option Plan, under which each director is granted options to purchase 5,000 shares of Common Stock annually at the market price five business days after the date of the third quarter board meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with, except as follows: Mr. Stout failed to timely file one Form 4 with respect to two transactions at the end of July 1998 -- such transactions were subsequently reported on a Form 4 filing for August which included the July and August transactions and on Form 5.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth compensation paid by the Company for services rendered during the fiscal years 1998, 1997 and 1996 by the Chief Executive Officer and the five other most highly compensated executive officers of the Company (the "Named Officers"), whose aggregate salary and bonus exceeded $100,000 in 1998.

                             INTER-TEL, INCORPORATED
                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

                                                         Long-Term
                                                       Compensation
                                                          Awards
                                                          ------
                                                         Number of
                                                        Securities       All
                                                        Underlying      Other
                                     Salary     Bonus     Options   Compensation
Name and Position             Year     ($)       ($)        (#)        (1) ($)
      (a)                      (b)     (c)       (d)        (g)          (i)
---------------------         ----   -------   -------   ---------      -----
Steven G. Mihaylo (3)         1998   300,000   210,000   (160,000)      6,000
 Chairman, Chief Executive    1997   300,000   100,000    400,000       8,525
 Officer and President        1996   300,000   48,000          --       9,215

Norman Stout (3), (4)         1998   153,125   146,026    160,000     548,447
 Exec. Vice President and     1997        --        --         --          --
 Chief Administrative Officer 1996        --        --         --          --

Craig W. Rauchle              1998   241,154   232,750         --      10,953
 Exec. Vice President --      1997   225,000   174,801    160,000      15,627
 Corporate Development        1996   189,807   87,734      90,000      17,000

Ross E. McAlpine              1998   170,000   151,500         --      14,331
 Senior Vice President        1997   141,724   114,580    100,000       6,702
                              1996   110,000   89,646          --       5,529

Jeffrey T. Ford               1998   153,192   57,000      20,000       2,053
 Sr. Vice President and       1997   126,154   20,000      48,000       3,019
 Chief Technology Officer     1996   103,269   15,000      10,000       2,695

Kurt R. Kneip                 1998   128,077   55,750          --       2,053
 Vice President/CFO/          1997   120,000   45,000      40,000       2,053
 Secretary/Asst. Treasurer    1996   112,039   11,040          --       2,375

(1) The Company contribution under 401(k) Retirement Plan for 1998 is estimated to be $2,053 each for Messrs. Rauchle, McAlpine, Ford and Kneip. Messrs. Mihaylo, Stout and Rauchle also received auto allowances of $6,000; $3,762; and $6,000; respectively during 1998, and Messrs. Stout and Rauchle received reimbursements for club dues and expenses. In addition, each executive officer, except Norman Stout, was allocated common stock through 1997 under the Employee Stock Ownership Plan (a maximum for each executive officer of 44 shares in 1997 and 129 shares in 1996).
(2)  No compensation is present under omitted columns (e), (f) and (h).
(3) Mr. Mihaylo was granted an option to purchase 400,000 shares of the Company's Common Stock during 1997. In 1998, Mr. Mihaylo forfeited an option to purchase 160,000 of these 400,000 shares, leaving Mr. Mihaylo an option to purchase a total of 240,000 shares as of June 1, 1998. Mr. Stout was granted an option to purchase 160,000 shares of the Company's Common Stock on this same date. Mr. Mihaylo's forfeited options were deemed to be forfeited on a pro-rata basis for vesting purposes.
(4) Other Compensation includes a payment for forfeited bonus and in-the-money stock options totaling $531,840 due to Mr. Stout during prior employment, $11,500 for services that Mr. Stout performed while on the board of directors, and other expenses as described in note (1) above.

                     AGGREGATED OPTION EXERCISES IN 1998 AND
                         DECEMBER 31, 1998 OPTION VALUES

                                                 Number of           Value of
                                                Unexercised        in-the-Money
                                                 Options at         Options at
                      Shares                    December 31,        December 31,
                     Acquired                     1998 (#)          1998 ($) (1)
                        on        Value         --------           ------------
                     Exercise    Realized       Exercisable/        Exercisable/
   Name                (#)         ($)         Unexercisable       Unexercisable
   (a)                 (b)         (c)             (d)                 (e)
   ----              --------    --------       ------------        ------------
Steven G. Mihaylo
  Exercised             --            --
  Exercisable                                       48,000              741,000
  Unexercisable                                    192,000            2,964,000

Norman Stout:
  Exercised             --            --
  Exercisable                                       25,000 (2)         327,188
  Unexercisable                                    160,000             880,000

Craig W. Rauchle
  Exercised             --            --
  Exercisable                                      100,495            1,757,144
  Unexercisable                                    193,000            3,100,688

Ross E. McAlpine
  Exercised         20,000        407,750
  Exercisable                                      50,000               893,000
  Unexercisable                                    92,000             1,371,500

Jeffrey T. Ford
  Exercised          8,000        164,000
  Exercisable                                      54,600             1,042,188
  Unexercisable                                    73,400               888,438

Kurt R. Kneip
  Exercised          3,600        68,850
  Exercisable                                      34,000              663,125
  Unexercisable                                    40,000              678,500

(1) Potential unrealized value is (i) the fair market value of the Common Stock at December 31, 1998 ($23.375 per share) less (ii) the option exercise price multiplied by (iii) the number of shares held by each person.
(2) Options granted while Mr. Stout was a director of the Company, prior to his election as an Officer.

OPTION GRANTS IN LAST FISCAL YEAR

         The Company granted stock options to the Named Officers during the fiscal year ended December 31, 1998, as follows:

                                                                            Potential Realizable Value
                  Number of                                                   at Value Assumed Annual
                 Securities  Percent of Total                              Rates of Stock Price Apprecia-
                 Underlying  Options Granted                                 tion for Option Terms (3)
                  Options     To Employees         Exercise    Expiration  ------------------------------
Name              Granted    in Fiscal Year (1)  Price ($/Sh)    Date (2)      5%($)             10%($)
----              -------    ------------------  ------------    --------      -----             ------
Norman Stout      160,000         27.7%            $17.875        6/1/2008   1,798,639      4,558,103
Jeffrey T. Ford    20,000          3.5%             $26.00       4/22/2008     327,025        828,746

-----------------------------------------------------------------------------------------------------------
Increase in market value of the Company's  Common Stock          5%(to $38.08/sh)         10%(to $60.63/sh)
for all  stockholders  at assumed annual rates of stock
price  appreciation  (as used in the table  above) from
$23.375 per share,  over the ten-year period,  based on
26.0 million shares outstanding on December 31, 1998.            $382.3 million           $968.6 million
-----------------------------------------------------------------------------------------------------------

(1) The Company granted options to purchase 576,928 shares of Common Stock to employees and directors in fiscal 1998 pursuant to the Company's 1994 and 1997 Long Term Incentive Plans and 1990 Director Stock Option Plan, as amended. With the exception of options granted to on April 23 and September 5, 1997 and April 22 and June 1, 1998, all executive officer option grants vest at a rate of 20% per year from the grant date only if the market price of the Company's Common Stock increases at least 30% per year over the option grant price. Options that do not vest pursuant to this accelerated vesting provision vest at the end of five years from the date of grant. Options granted on April 23 and September 5, 1997 and April 22 and June 1, 1998 vest at 20% per year on the anniversary of the grant date. All Director Stock Option Plan grants vest six months from the date of grant. All options to purchase Common Stock were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant.
(2) The term of each option is ten years, with five year vesting provisions. Options may terminate before their expiration upon the termination of the optionee's status as an employee or consultant, or upon the death of the optionee.
(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year). The assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price growth. Actual gains, if any, on stock option exercises are dependent upon the Company's future financial performance, overall market conditions and the option holders' continued employment or consultancy through the vesting period.

                          COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PRINCIPLES

         The Company's Compensation Committee's responsibilities include determining the cash and non-cash compensation of executive officers. The Committee's policy regarding compensation of the Company's executive officers is to provide generally competitive salary levels and compensation incentives in order to attract and retain individuals of outstanding ability; to recognize individual performance and the performance of the Company; and to support the Company's primary goal of increasing shareholder value. Through 1998, non-cash compensation had been limited to stock option grants to purchase Common Stock at fair market value at the grant date. All executive officers and some middle managers of the Company participate in such stock incentive plans. All options to purchase Common Stock were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant. These plans are designed to attract and retain qualified personnel and to tie their performance to the enhancement of shareholder value. Stock options granted to Named Officers on May 28, 1997 include market price "hurdles" which must be met in order to accelerate the stock option vesting provisions. These stock options vest at a rate of 20% per year from the grant date only if the market price of the Company's Common Stock increases at a rate of at least 30% per year from the exercise price. Options that do not vest pursuant to this accelerated vesting provision vest at the end of five years from the date of grant.

         Executive officers, together with other permanent Inter-Tel employees, may also participate in the Company's 401(k) Thrift Savings Plan, the Inter-Tel Employee Stock Purchase Plan and the Inter-Tel Employee Stock Ownership Plan.

         The Compensation Committee intends to continue to consider expansion of executive compensation to include deferred cash and equity-based compensation integrated with the attainment of specific long-term performance goals and shareholder value enhancement.

EXECUTIVE COMPENSATION PROGRAM

KEY EXECUTIVES

         The total compensation program for executives includes both cash and equity-based compensation. The Committee determines the level of salary for executive officers and determines the salary or salary ranges based upon a review of base salary levels for comparable officer positions in similar companies of comparable size and capitalization. Salary changes are based upon the Committee's assessment of the executive's performance and the scope and complexity of the position held.

         At the beginning of 1998, the Compensation Committee considered the Company's target earnings per share goals and the business plans of the Company. Consideration included past and anticipated performance, new product and market expectations, assets employed and similar factors. The Committee set earnings per share performance levels for the consolidated Company, upon which incentives were placed for each of the executives. Cash bonus awards, based upon meeting or exceeding such performance levels and limited to a percentage of base salary, were set for each executive officer. Maximum bonus awards, ranging from 50% to 100% of annual base compensation were set for the Named Officers. No Named Officer reached his maximum goal during 1998.

         As indicated above, annual cash bonus awards are integrated with performance against specific earnings per share goals set forth in the Company's business plan. Performance benchmarks are tied to the specific earnings per share performance of the Company. The cash bonuses in the Summary Compensation Table reflect the performance of the named officers against the earnings per share targets established at the beginning of the year.

CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer's salary was determined based on a review of the salaries of Chief Executive Officers of similar companies of comparable size and capitalization and upon a review of the Chief Executive Officer's performance against the Company's 1997 performance. The Compensation Committee determined the CEO's 1998 bonus based on similar Company consolidated earnings performance criteria used to determine bonuses for the other executive officers. In May 1997, Mr. Mihaylo was granted stock options for the first time in the Company's history. The Compensation Committee granted an option to purchase 400,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on May 28, 1997. During 1998, Mr. Mihaylo forfeited 160,000 of those options, which were deemed to be forfeited on a pro-rata basis for vesting purposes. Mr. Mihaylo's options vest at a rate of 20% per year from the grant date only if the market price of the Company's Common Stock increases at least 30% per year over the option grant price. Stock options that do not vest pursuant to this accelerated vesting provision set forth above vest and become exercisable at the end of five years from the date of grant.

COMPENSATION COMMITTEE:  Maurice H. Esperseth, Chairman; Gary D. Edens.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                  AMONG INTER-TEL, PEER GROUP AND NASDAQ MARKET

         The graph below compares the cumulative total return of the Company's Common Stock with the NASDAQ market index and a self-determined peer group index from December 31, 1993 to December 31, 1998. The Common Stocks of the peer group companies have been included on a weighted basis to reflect the relative market capitalization at the end of each period shown.







                                     Legend

Description                 12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
-----------                 --------  --------  --------  --------  --------  --------
Inter-Tel, Incorporated       100.0     82.9      176.4     217.1      442.9    535.5
Nasdaq Composite Index        100.0     96.8      135.4     166.2      202.2    282.3
Self-determined Peer Group    100.0    103.6      121.3     136.7      199.1    156.4

Companies in the Self-determined Peer Group
     Comdial Corp, Executone Information Sys Inc, Mitel Corp, Norstan Inc

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.0 On 12/31/93.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named on the accompanying Proxy will have the authority to vote on those matters in accordance with their own judgment.

                                      By Order of the Board of Directors



                                      Kurt R. Kneip
                                      Secretary

March 26, 1999

                            INTER-TEL, INCORPORATED

                         ANNUAL MEETING OF SHAREHOLDERS

                             MONDAY, APRIL 26, 1999
                               10:00 A.M. M.S.T.

                            INTER-TEL, INCORPORATED
                             7300 W. BOSTON STREET
                               CHANDLER, AZ 85226



--------------------------------------------------------------------------------
INTER-TEL INCORPORATED
7300 W. BOSTON STREET
CHANDLER, AZ 85226                                                         PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 26, 1999.

The shares of stock you hold in your account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Norman Stout, Kurt R. Kneip, and N. Thomas Peiffer, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors:     01 Steven G. Mihaylo   04 Maurice H. Esperseth
                              02 J. Robert Anderson  05 C. Roland Haden
                              03 Gary D. Edens

                              [ ] Vote FOR all nominees
                              [ ] Vote WITHHELD from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. To consider and act upon such other matters as may properly come before the meeting and adjournments thereof.

   [ ] For    [ ] Against    [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]                      Date
Indicate changes below:                                -------------------------

                                        [                                      ]
                                        Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.